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                                                                     Exhibit 3.1

                                                                  1191627
                                                                  ENDORSED
                                                                   FILED
                                                            in the office of the
                            ARTICLE Of INCORPORATION        Secretary of State
                                                              of the State of
                                       OF                          California

                             DICON FIBEROPTICS, INC.           JUN - 2 1986
                                                              MARCH FONG EU,
                                                            Secretary of State


                                    I . NAME

        The name of the corporation is:

                DICON FIBEROPTICS, INC.

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                                  II. PURPOSE

        The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                             III. AGENT FOR SERVICE

        The name and address in the State of California for the Corporation's Initial agent for service of process is:

                Ho-Shang Lee
                1826 Curtis Street
                Berkeley, CA 94702

                         -----------------------------

                              IV. AUTHORIZED SHARES


        The total number of shares which this corporation is authorized to issue is 10,000,000 shares of stock.


Dated: June 2, 1986


                                                   /s/ RICHARD Y.C. CHUANG
                                                   ----------------------------
                                                   Richard Y.C. Chuang,
                                                   Incorporator


                                       1